EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-2654, 33-88686, 333-67559, 333-37356,
333-50174, and 333-88486, and any amendments thereto) of Covenant Transport, Inc. of our report dated February 2, 2001, relating to the consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the year ended December 31, 2000, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Knoxville, Tennessee
March 25, 2003